                                                                     EXHIBIT 3.2

                FORM OF SECOND RESTATED ARTICLES OF INCORPORATION
                                       OF
                                  TELEGROUP, INC.

     TO THE SECRETARY OF STATE OF IOWA:

     Pursuant to Section 1007 of the Iowa Business Corporation Act, the undersigned corporation adopts the following Second Restated Articles of
Incorporation:

     1.     The name of the corporation is Telegroup, Inc.

     2. The Second Restated Articles of Incorporation of Telegroup, Inc. attached hereto as Exhibit A amend the Restated Articles of Incorporation in a manner requiring shareholder approval. The Second Restated Articles of Incorporation were approved by the shareholders of Telegroup, Inc. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the Second Restated Articles of Incorporation, and the number of votes of each voting group represented at the meeting are as follows:

                                      Votes Entited
                                      To Be Cast On          Votes
Designation         Shares           Second Restated      Represented
of Group          Outstanding            Articles         At Meeting
-------------     ------------       ----------------    --------------
Class A Common    4,367,832            4,367,832
Class B Commmon     415,362              415,362


     3. The total number of votes cast for and against the Second Restated Articles of Incorporation by each voting group entitled to vote separately on the Second Restated Articles of Incorporation:

Voting Group           Votes For            Votes Against
------------           ----------           -------------
Class A Common
Class B Common

     The number of votes cast for the Second Restated Articles of Incorporation by each voting group was sufficient for approval by that voting group.

     4. The Second Restated Articles of Incorporation so adopted read in full as set forth in Exhibit A attached hereto and is hereby incorporated by reference.

     5. The duly adopted Second Restated Articles of Incorporation supersede the Restated Articles of Incorporation and all amendments thereto.


     Date:     ______________________


                                        TELEGROUP, INC.


                                        By:
                                              -------------------------
                                        Name:
                                              -----------------------
                                        Title:
                                               ------------------------

                                EXHIBIT A


               SECOND RESTATED ARTICLES OF INCORPORATION
                                  OF
                            TELEGROUP, INC.

                              I

     The name of the corporation is TELEGROUP, INC. (the "Corporation"). The address of the Corporation's registered office in the State of Iowa is 2222 Grand Avenue, Des Moines, Iowa 50312, the County of Polk. The name of the Corporation's registered agent at such address is The Corporation System.

                              II

     The Corporation is organized for the purpose of engaging in any lawful business for which corporations may be organized under the Iowa Business Corporation Act.

                              III

     Capitalization. The total number of shares of stock of all classes which the Corporation shall have authority to issue is 160,000,000 shares, of which 10,000,000 shares shall be preferred stock, no par value per share (hereinafter called "Preferred Stock"), and 150,000,000 shares of which shall be common stock, no par value per share (hereinafter called "Common Stock").

     Upon the filing of these Second Restated Articles of Incorporation of the Corporation, each share of the Corporation's Class A Common Stock, no par value, and Class B Common Stock, no par value, outstanding immediately prior to the filing hereof shall be automatically reclassified into a single class of Common Stock of the Corporation, no par value, and each such outstanding share of Common Stock shall be automatically changed, pursuant to a stock split of the Corporation, into 5.5086223 shares of Common Stock of the Corporation, no par value.

      The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of each class are as follows:

     1. The Preferred Stock may be issued from time to time in one or more series, the shares of each series of Preferred Stock to have the voting powers, full or limited, and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issuance of the series of Preferred Stock, adopted by the board of directors as hereinafter provided.

     2. Authority is hereby expressly granted to the board of directors of the Corporation, subject to the provisions of this Article III and to the limitations prescribed by law, to authorize the issuance of one or more series of Preferred Stock and with respect to each series of Preferred Stock to fix by resolution or resolutions providing for the issuance of the series of Preferred Stock the voting powers, full or limited, if any, of the shares of the series of Preferred Stock and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof. Each series of Preferred Stock shall consist of such number of shares as shall be stated and expressed in the resolution or resolutions providing for the issuance of the stock of the series of Preferred Stock together with such

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additional number of shares as the board of directors by resolution or resolutions may from time to time determine to issue as a part of the series of Preferred Stock. The board of directors may from time to time decrease the number of shares of any series of Preferred Stock (but not below the number thereof then outstanding) by providing that any unissued shares previously assigned to the series of Preferred Stock shall no longer constitute part thereof and may assign the unissued shares to an existing or newly created series of Preferred Stock.

     The authority of the board of directors with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

     (a)  The designation of the series of Preferred Stock.

     (b) The dividend rate of the series of Preferred Stock, the conditions and dates upon which dividends shall be payable, the relation which the dividends shall bear to the dividends payable on any other class or classes of stock, and whether the dividends shall be cumulative or non-cumulative.

     (c) Whether the shares of the series of Preferred Stock shall be subject to redemption by the Corporation and, if made subject to redemption, the times, prices and other terms and conditions of the redemption.

     (d) The rights of the holders of the shares of the series of Preferred Stock upon the dissolution of, or upon the distribution of assets of, the Corporation, and the amount payable on the shares in the event of voluntary or involuntary liquidation.

     (e) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series of Preferred Stock.

     (f) Whether or not the shares of the series of Preferred Stock shall be convertible into or exchangeable for shares of any other classes or of any other series of Preferred Stock of any class or classes of stock of the Corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of the conversion or exchange.

     (g) The extent, if any, to which the holders of the shares of the series of Preferred Stock shall be entitled to vote with respect to the election of directors or otherwise.

     3. The holders of shares of each series of Preferred Stock shall be entitled to receive, when and as declared by the board of directors, out of funds legally available for the payment of dividends, dividends at the rates fixed by the board of directors for such series of Preferred Stock, and no more, before any dividends, other than dividends payable in Common Stock, shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

     4. Whenever, at any time, dividends on the then outstanding Preferred Stock as may be required with respect to any series of Preferred Stock outstanding shall have been paid or declared and set apart for payment and after complying with respect to any retirement or sinking fund or funds for any series of Preferred Stock, the board of directors may, subject to the provisions of the resolution or resolutions creating any series of Preferred Stock, declare and pay dividends on the Common Stock, and the holders of shares of Preferred Stock shall not be entitled to share therein.

     5. The holders of shares of each series of Preferred Stock shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the Corporation to such preferences as provided in the resolution or resolutions creating the series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of Common Stock. Whenever the holders of shares of Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all the remaining assets of the Corporation.

     6. At all meetings of the shareholders of the Corporation, the holders of shares of the Common Stock shall be entitled to one vote for each share of Common Stock held by them. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolution or resolutions of the board of directors providing for the issuance of any series of Preferred Stock, the holders of the series of Preferred Stock shall have no voting power whatsoever.

     7. No holder of any share of any class of stock of the Corporation shall have any preemptive right to subscribe for or acquire additional shares of stock of any class of the Corporation or warrants or options to purchase, or securities convertible into, shares of any class of stock of the Corporation.

                              IV

     The number of directors of the Corporation shall be fixed from time to time in the manner provided in the bylaws but shall not be fewer than three nor more than twelve. The directors shall be divided into three classes:
Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. The initial expiration dates for the terms of the Class I, Class II and Class III directors shall coincide with the dates of the annual meetings of shareholders to be held in 1998, 1999 and 2000, respectively. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until a successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy occurring on the board of directors may be filled by a majority of the directors in office, although less than a quorum, or by a sole remaining director, and any vacancy on the board of directors that results from an increase in the number of directors may be filled by a majority of the board of directors in office. Any director elected to fill a vacancy shall have the same remaining term as that of his or her predecessor.

     A director may be removed only for (i) cause or (ii) by the affirmative vote of the holders of not less than sixty-five percent (65%) of the outstanding shares of Voting Stock (as hereinafter defined) at a meeting of shareholders duly called for the consideration of such removal. Cause shall mean conviction of a felony or adjudication of liability for negligence or misconduct in the performance of a director's duty to the Corporation.

     The affirmative vote of the holders of not less than sixty-five percent (65%) of the outstanding shares of Voting Stock is required to amend the provisions of this Article IV.

                              V

     Notwithstanding any other provisions of these Second Restated Articles of Incorporation or bylaws (and notwithstanding the fact that some lesser percentage may be specified by law), any amendment of these Second Restated Articles of Incorporation which would permit the holders of stock of the Corporation to amend, alter, change or repeal the bylaws or any part thereof, shall require the affirmative vote of holders of not less than sixty-five percent(65%) of the outstanding shares of Voting Stock of the Corporation.
Any amendment of the Second Restated Articles of Incorporation which would permit the holders of a lesser percentage of stock of the Corporation to amend, alter, change or repeal the bylaws or any part thereof, shall require the affirmative vote of holders of not less than sixty-five percent (65%) of the outstanding shares of Voting Stock of the Corporation.

                              VI

     The affirmative vote of the holders of not less than sixty-five percent (65%) of the outstanding shares of Voting Stock of the Corporation shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the Corporation with any "Substantial Shareholder" (as hereinafter defined); provided, however, that the sixty-five percent (65%) voting requirement shall not be applicable if:

     1. The "Continuing Directors" of the Corporation (as hereinafter defined) by a two-thirds (2/3) vote (a) have expressly approved in advance the acquisition of outstanding shares of Voting Stock of the Corporation that caused the Substantial Shareholder to become a Substantial Shareholder or (b) have approved the Business Combination prior to the Substantial Shareholder involved in the Business Combination having become a Substantial Shareholder;

     2. The Business Combination is solely between the Corporation and another corporation, one-hundred percent (100%) of the Voting Stock of which is owned directly or indirectly by the Corporation; or

     3. The Business Combination is a merger or consolidation and the cash or fair market value of the property, securities or "Other Consideration to be Received" (as hereinafter defined) per share by holders of Common Stock of the Corporation in the Business Combination is not less than the "Fair Price" (as hereinafter defined) of the Common Stock.

     For the purposes of these Articles:

     1. The term "Business Combination" shall mean (a) any merger or consolidation of the Corporation or a subsidiary with or into a Substantial Shareholder, (b) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to the Substantial Shareholder, (c) any merger or consolidation of a Substantial Shareholder with or into the Corporation or a subsidiary of the Corporation, (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of the Substantial Shareholder to the Corporation or a subsidiary of the Corporation for consideration aggregating $5,000,000 or more, (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Substantial Shareholder, (f) any reclassification or recapitalization (including any reverse stock split) of the Corporation or any of its subsidiaries or a reorganization, in any case having the effect, directly or indirectly, of increasing the percentage interest of a Substantial Shareholder in any class of equity securities of the Corporation or such subsidiary, and
(g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

     2. The term "Substantial Shareholder" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "affiliates" and "associates" (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, in effect on _____________ (the "Exchange Act"), "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) in the aggregate twenty percent (20%) or more of the outstanding Voting Stock of the Corporation, and any affiliate or associate of any such individual, corporation, partnership or other person or entity.

     3. The term "Substantial Part" shall mean assets having a "Fair Value" (as hereinafter defined) in excess of ten percent (10%) of the fair market value of the total consolidated assets of the Corporation in question as of the end of its most recent fiscal year ending prior to the time the determination is being made.

     4. Without limitation, any shares of Common Stock of the Corporation that any Substantial Shareholder has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Substantial Shareholder.

     5. The term "Other Consideration to be Received" shall include, without limitation, Common Stock of the Corporation retained by its existing public shareholders in the event of a Business Combination in which the Corporation is the surviving corporation.

     6. The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

     7. The term "Continuing Director" shall mean any director of the Company who has served as a director since May 1997, or one elected or appointed prior to the time the Substantial Shareholder in question acquired such status, or one designated as a Continuing Director (prior to his or her initial election or appointment) by a majority of the whole board, but only if a majority of the whole board shall then consist of Continuing Directors, or if a majority of the whole board does not then consist of Continuing Directors, by a majority of the then Continuing Directors.

     8. The term "Fair Price" shall mean not less than the greater of (a) the highest per share price paid by the Substantial Shareholder in acquiring any of its shares of stock of the Corporation or (b) an amount which bears the same or greater percentage relationship to the market price of the Common Stock of the Corporation immediately prior to the announcement of the Business Combination equal to the highest percentage relationship that any per share price theretofore paid by the Substantial Shareholder for any of its holdings of Common Stock of the Corporation bore to the market price of the Common Stock of the Corporation immediately prior to commencement of the acquisition of the Corporation's Common Stock by the Substantial Shareholder.

     9. The term "Fair Value" shall mean the fair market value thereof at any time 90 days prior to the date of the consummation of any transaction, which value and time shall be determined by a majority of the Continuing Directors who may, if they wish, be advised on such value by an investment banking firm selected by them. The fees of any such investment banking firm shall be paid by the Corporation.

     The provisions set forth at this Article VI herein may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than sixty-five percent (65%) of the outstanding shares of Voting Stock of the Corporation; provided, however, that this sixty-five percent (65%) vote requirement shall not apply if an amendment is recommended to shareholders by two-thirds (2/3) of the whole board of directors when a majority of the board of directors acting upon such matters are Continuing Directors.

                              VII

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve the intentional misconduct or a knowing violation of the law, (iii) for any transaction from which the director derives an improper personal benefit, or (iv) under Section 490.833 of the Iowa Business Corporation Act.

     Any repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


Date:
       ---------------------



                                             TELEGROUP, INC.



                                             By:
                                                ------------------------
                                             Name:
                                                  ----------------------
                                             Its:
                                                  ----------------------


ATTEST:

By:
      ------------------------
Name:
      ----------------------
Title: Secretary